EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GENERAL DYNAMICS CORPORATION:

We consent to the use of our report dated January 20, 2004, incorporated by reference in this Registration Statement on Form S-8 of General Dynamics Corporation. Our report refers to a change in accounting for goodwill and other intangible assets.

/s/ KPMG LLP

McLean, Virginia
May 28, 2004